UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

GREEN BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street Greeneville, Tennessee	37743-4992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 639-5111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On February 19, 2009, the Board of Directors of Green Bankshares (the “Company”), upon the recommendation of its Compensation Committee, approved 2009 base salaries for the named executive officers indentified below and determined that no incentive plan compensation would be paid to the named executive officers for 2008 performance. The following table highlights the percentage change between 2008 and 2009 base salaries and the difference between the incentive plan compensation payable for 2007 and 2008 financial performance:

	2008	2009	Change	% Change
R. Stan Puckett, Chairman and Chief Executive Officer
Base salary	$325,000	$325,000	$—	—
Incentive plan compensation	134,048	—	(134,048)	(100.0%)

Total	$459,048	$325,000	$(134,048)	(29.2%)

Kenneth R. Vaught, President and Chief Operating Officer
Base salary	$267,000	$267,000	$—	—
Incentive plan compensation	112,106	—	(112,106)	(100.0%)

Total	$379,106	$325,000	$(112,106)	(29.6%)

James E. Adams, Executive Vice President and CFO
Base salary	$228,000	$228,000	$—	—
Incentive plan compensation	72,000	—	(72,000)	(100.0%)

Total	$300,000	$228,000	$(72,000)	(24.0%)

Steve L. Droke, Senior Vice President and Chief Credit Officer
Base salary	$183,325	$183,325	$—	—
Incentive plan compensation	36,400	—	(36,400)	(100.0%)

Total	$219,725	$183,325	$(36,400)	(16.6%)

William C. Adams, Senior Vice President and Chief Information Officer
Base salary	$172,682	$172,682	$—	—
Incentive plan compensation	36,450	—	(36,450)	(100.0%)

Total	$209,132	$172,682	$(36,450)	(17.4%)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.
By:	/s/ James E. Adams
	Name:	James E. Adams
	Title:	Executive Vice President and Chief Financial Officer

Date: February 20, 2009